United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1933

                         Date of Report: April 29, 2003

                        Commission File Number: 000-29183

                             eKnowledge Group, Inc.

             Nevada                                  76-04030898
(Jurisdiction  of  Incorporation)  (I.R.S.  Employer  Identification  No.)

400  S.  Ramona,  Suite  203  Corona,  CA                                  92879
(Address  of  principal  executive  offices)                         (Zip  Code)

Registrant's  telephone  number,  including  area  code:         (909)  372-2800

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock


On April 1, 2003, January 31, 2003, the Board of Directors of eKnowledge Group, Inc., approved a Revised Merger Term Sheet with American Affinity Partners, Inc. which arranges for pre-closing financing, a spin off of certain non-core assets, related liabilities and personnel, and a management advisory services agreement with The Amara Group, Inc. The Revised Merger Term Sheet was executed on April 1, 2003. On April 9, 2003 the management advisory services agreement with The Amara Group, Inc. was executed. Under the terms of the agreement Amara shall oversee and advise on the restructuring and recapitalization of the company including integration of the merger with American Affinity Partners, Inc. Amara shall have full operating control of eKnowledge during the term of the agreement.

Exhibit 100 - April 1, 2003, Revised Merger Term Sheet between American Affinity
              Partners, Inc. and eKnowledge Group, Inc.

Exhibit 101 - April 9, 2003, Management Services  Agreement  between  The  Amara
              Group, Inc. and eKnowledge Group, Inc.

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Exhibit 102 - April 23, 2003 Press release regarding Revised Merger  Term  Sheet between American Affinity Partners, Inc. and eKnowledge Group, Inc and Management Services Agreement between The Amara Group, Inc. and eKnowledge Group, Inc.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

eKnowledge  Group,  Inc.


/s/Gary  Saunders
    Gary  Saunders
President  &  Secretary

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                                  Exhibit 100

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Exhibit  100

American  Affinity  Partners,  Inc.  ("AAP")
Revised  Merger  Term  Sheet
Eknowledge  Group,  Inc.  ("EKWL")

This term sheet describes certain revised terms to the existing term sheet understanding between the parties. A final agreement shall exist when properly executed merger agreements, reorganization agreements and conditions to closing are met. Certain terms as described herein shall be binding on the parties.


Summary: AAP and EKWL have agreed to enter into a merger or reorganization as appropriate. As part of the transaction a pre-closing financing shall be consummated. Certain EKWL assets, related liabilities and personnel shall be spun-off as part of the transaction.


Ownership: The equity in the public company shall be revised as follows:

*  AAP  shareholders  shall  receive  90% of  the  fully  diluted  shares

* EKWL shareholders shall receive 10%of the fully diluted shares this represents the entire ownership including this contemplated financing, restructuring of debt and any related equity issuances prior to closing


Financing: EKWL shall complete a financing with European investors and ESOP share sales. This financing shall raise a maximum of $1,000,000. Financing may be raised from any additional sources as the parties deem appropriate. The $1,000,000 refers to a net maximum raise after paying related financing expenses

As part of this transaction 50% of the first $100,000 raised shall be set aside for working capital for a spin-off transaction of certain EKWL assets as discussed in spin-off below. Thereafter 25% of the additional proceeds of the financing shall be set aside and distributed up to a maximum of $250,000 in total set asides. All proceeds of the financing shall be held by Rutan & Tucker with the understanding that as money is wired to its escrow account funds shall be set aside according to the formula up to the maximum

Distributions shall occur as funds are raised subject to the formula and commitments and wired to Newco each Friday if any funds have been wired into the Rutan & Tucker escrow account during that respective week. It is anticipated that fund distribution will begin within 2 weeks of this agreement and terminate upon reaching the maximum net $250,000 distribution.

                                        4
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Spin-off:  Saunders  and  Hildebrandt and EKWL commit to enter into an agreement whereby Saunders and Hildebrandt purchase assets and liabilities from EKWL and fund a Newco containing certain EKWL assets and related liabilities, namely the accounts receivable, available funds outside of Rutan & Tucker escrow account, the existing Public Sector e-Learning Coalition, We The People, Mazda project work, Pavilion, and Test Prep business and or other project work

Certain assets includes contracts, intellectual property, equipment that are free and clear of any liens (proof shall be submitted and a lien search performed) and leases. Certain liabilities shall be assumed as well.

EKWL shall enter into an asset sale agreement with Newco as soon as is practical, no later than 4/30/03, and shall enter into a financing agreement with EKWL to access capital as raised pro-rata per the AAP-EKWL financing arrangement above.

Restructuring of EKWL: EKWL shall begin the restructuring immediately with the execution this agreement and the execution of a management agreement with the Amara Group within 5 days of executing this term sheet

Board:  AAP  shall  have  4  of  5  seats  on  the  EKWL board

Executives: Mr. Saunders shall have an executive position within the Holding company and be President/CEO of a restarted Eknowledge business after and through the restructuring. Mr. Saunders shall receive a monthly fee of $10,000 beginning immediately with this financing. The monthly payment shall continue through the end of June 2003 and at such time a new compensation plan shall be agreed to consistent with title and responsibilities of the executive going forward after the close of the Merger/Reorganization

The Amara Group shall receive a management agreement paying it $10,000 per month immediately with the beginning of the financing. Amara shall have full authority and veto over all capital transactions, negotiations with creditors, execution of contracts and other corporate matters as appropriate. Upon execution of the management agreement EKWL shall submit all corporate actions, board resolutions, share issuances, notes issuances to Rutan for review and approval prior to executing any agreements with any parties including but not limited to any

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revised  compensation  agreements, the execution of contracts, incurrence of any liabilities, etc. Any single violation of any of the conditions in the preceding sentence shall result in the immediate dismissal of all EKWL executives and board members. Additionally, EKWL executives and board members shall forfeit any equity shares owned, stock options, warrants, notes or any form of equity interest in EKWL. There shall be no exceptions and no cures. The Amara Group & Rutan shall not unreasonably withhold review and approval.


Transaction Costs: All transaction costs shall be borne by EKWL. This includes legal, accounting, advisory fees any third party costs related to completion of any aspect of this and the related agreements

Insider Loans: All insider loans shall be forgiven as part of this agreement immediately with execution of this agreement including those owed to Saunders and Hildebrandt.

EKWL Debts: To the extent practical, EKWL shall restructure all debts with a goal of full payment of those obligations subject to a workable payment plan, swap of debt for common equity and/or cash or in some combination of all three for all valid debts of EKWL to non-affiliated, non-officers and non-insider shareholders as appropriate exclusive or any indebtedness owed to The Amara Group or AAP, if any

Conditions to Closing: The closing conditions for this transaction shall be as follows:

*  Properly  executed  merger  agreements'

*  Completion  of  the  financing  with  a  capital  raise  of  at  least
   $ 200,000.

*  Shut  down of all remaining EKWL businesses after completion of the financing

* Restructuring of remaining liabilities to third party non-employees, non-former employees, former consultants to EKWL acceptable to AAP

* Forgiveness of all indebtedness held by any current or former executive of EKWL with specific loans of Saunders/Hildebrandt forgiven

*  Settlement  with  tax  authorities acceptable  to  AAP

* Restrictions from entering into any new agreements that bind or create and new liabilities for EKWL

* Good standing in all previous agreements and no defaults of existing agreements between AAP and EKWL

*  Good  standing  with  the  SEC

* EKWL shall retain new SEC and corporate counsel subject to the approval of AAP and Amara

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

Agreed  to  by:


________________________________  Date:  ________________
Eknowledge  Group,  Inc
Gary  Saunders,  Chairman  and  CEO


________________________________  Date:  _________________
American  Affinity  Partners,  Inc.
David  Hirschhorn,  Chairman  and  CEO

                                        7
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                                  Exhibit 101

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

Exhibit  101

MANAGEMENT  SERVICES  AGREEMENT
AMARA  GROUP,  INC.


THIS MANAGEMENT SERVICES AGREEMENT, (herein the "Agreement"), is made this 9th day of April, 2003, by and between Amara Group, Inc. , a California Corporation, ("Amara ") and Eknowledge Group, Inc. (herein referred to as "Company"), and is stated as follows:

-Recitals-

A. Whereas, Company is duly organized and existing as a [state of Nevada] corporation with its principal place of business located in [California] and is engaged in [providing business services] and doing business in the markets described herein; and

A. Whereas, Company is desirous of engaging Amara to serve as a development, operations, internet business troubleshooting, and regulatory manager/administrator to implement and oversee execution of the business plan described herein; and

A. Whereas, Company's board of directors is authorized to retain a professional business management services organization and to delegate to such organization all directorial and management powers of the Company as are needed by Amara to undertake its responsibilities and obligations contained herein; and

A. Whereas, Amara is a professional business management services organization which specializes in the development, implementation and administration of business plans tailored to maximize, expand, restructure, and/or reorganize companies to assure financial stability, achieve all operational goals and maximize profits on operations needed to secure a healthy future for sale/reorganization and immunize against unfavorable take over.

A. Whereas, The Board of Directors (the "Board") of the Company has, by resolution, authorized it's president to engage Amara to manage and administrate the business and operations of Company and Amara desires to accept such engagement, all on the terms and conditions set forth below. (See attachment)


Now Therefore, for valuable consideration, and in exchange for the covenants and promises set forth herein, it is hereby agreed by and between Amara and Company as follows:

TERMS  AND  CONDITIONS

1.  ENGAGEMENT  OF  AMARA

Company hereby engages Amara as the exclusive managing and servicing agent of the Company and it's business operations, and Amara hereby accepts said appointment and undertakes to perform all of the services and responsibilities set forth herein in such capacity and to comply with all provisions of this Agreement.


2.  DEFINITIONS

2.1 Administrative Services: Those services more fully described in 4 of this Agreement, including without limitation financial, legal, personnel, and public relations services.

2.2 Management Support Services: Those services more fully described in 3 of this Agreement, including without limitation the marketing support and commercial development services to be supplied by the personnel referred to in 3.2.

2.3 Subsidiary: Any corporate entity, other than the Company, of which at least fifty percent (50%) of the voting stock is owned or controlled, directly or indirectly, by the Company.

2.5 Technical Services: Those services more fully described in 5 of this Agreement.

2.6  Term  of  this  Agreement:  The  period  set  forth in 7 of this Agreement.


3.  MANAGEMENT  SUPPORT  AND  COMMERCIAL  DEVELOPMENT  SERVICES

3.1 Types of Services: For the term of this Agreement, Amara shall make available to the Company the following services in connection with the Company's business as may be required to accomplish the business plan and objective(s) described herein:

(a) General management support in connection with the day-to-day operation of the Company's business, including operating and sales services; and

(b) Commercial development and marketing research services concerning the Company's business arena, including without limitation advice about and collection and analysis of information relating to the market for the products and/or services to be sold by the Company.

3.2 Personnel: Amara shall make available to the Company appropriate personnel to perform the services described in 3.1. Amara shall assign to the Company various personnel or consultants retained by Amara to provide such services as may be required to accomplish the business plan and objective(s) described herein, and whom shall carry out their reasonable and lawful orders in connection with the furnishing of such services as described in
     3.1. The personnel or consultants shall be compensated by, and shall remain as employees or consultants of, Amara .


4.  ADMINISTRATIVE  SERVICES

4.1 Financial Services: Amara shall make available to the Company the services of its treasury, control and planning departments, or the equivalent thereof, to assist the Company with respect to accounting, control, and other financial matters as required to accomplish the objectives of the Agreement. This assistance shall include assistance and advice with respect to external financings, bank relations, cash management, investments, public reporting, accounting, credit and collection, and such other matters as these departments generally handle for Amara .

4.2 Tax and Audit: Amara shall make available to the Company the services of its internal audit and tax departments, or the equivalent thereof, for consultation and advice with respect to the establishment, execution, and control of accounting policies, financial budgets, administrative procedures, and systems as required to accomplish the objectives of the Agreement. Amara 's tax consultants shall also assist the Company in the timely preparation and filing of all required tax returns and other tax related reports and advise the Company with respect to tax matters generally, and provide tax opinions as may be required to accomplish the objectives of the Agreement.

4.3 Legal: Amara shall make available to the Company the services of its legal department and advisors to provide those services to the Company as are normally provided to Amara as required to accomplish the objectives of the Agreement. These services shall include counsel, advice, and assistance with respect to negotiation and drafting as well as enforcement of Company's contracts, management and oversight of litigation, government regulatory compliance matters, products liability, distribution practices, corporate record keeping, patent and trademark applications and prosecutions, selection, and general supervision of outside legal counsel engaged by or on behalf of the Company and such other matters as Amara 's legal department generally handles for Amara .

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4.4  Personnel:  Amara  shall  make available to the Company the services of its personnel which shall provide to the Company those services as generally provided to Amara as required to accomplish the objectives of the Agreement. These services shall include advice and information concerning the recruitment, hiring, training, and retention of personnel as well as the setting of standards for performance and efficiency for the personnel; assistance in the accomplishment of wage and salary programs and the compliance of these programs with all applicable regulations; assistance in the development and establishment of pension and other employee benefit programs; and the conduct of negotiations for and assistance with respect to all general labor matters.

4.5 Public Relations: Amara shall make available to the Company the services of its corporate communications department, or the equivalent thereof, for handling internal and external business communications and other matters normally handled by that department for Amara as required to accomplish the objectives of the Agreement. These services shall include assistance in the preparation of internal and external news releases, relations with local and national trade and general press organizations, the organization of news conferences, the preparation of product literature for distribution to the general public and the trade, the organization and implementation of advertising and promotion campaigns, and such other similar matters as Amara and the Company may mutually agree.

4.6 Miscellaneous Services: Amara shall make available to the Company the services of its product/service marketing and advertising consultants and advisors, purchasing department, corporate physical distribution department, insurance advisors, real estate advisors, and other miscellaneous administrative staff groups, advisors and consultants or the equivalents thereof, to advise and assist with respect to matters falling within the areas of expertise of these various departments as required to accomplish the objectives of the Agreement.

4.7 Requests and Timing of Services: The Administrative Services under this 4 shall be made available as required to accomplish the objectives of the Agreement and shall be performed by Amara 's internal staff groups that generally perform these services for Amara . These Administrative Services shall be provided by Amara in a reasonably prompt manner subject to the availability of personnel and the level of tasks generally demanded of the Amara staff groups involved.


5.  TECHNICAL  SERVICES

5.1 Manufacturing and Engineering Services: Amara shall make available the services of its manufacturing and engineering agents and advisors, or the equivalent thereof, to provide, such services and assistance as required to accomplish the objectives of the Agreement. These services may include, without limitation, manufacturing services, engineering, design engineering, and other technical services, assistance, and advice.

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

5.2 Electronic Data Processing: Amara shall make available to the Company the services of its electronic data processing department, or the equivalent thereof, services and assistance as required to accomplish the objectives of the Agreement.

5.3 Amara 's Employees. Amara may, from time to time, temporarily assign to the Company certain of Amara 's employees to perform work for and on behalf of the Company with respect to Amara . These persons shall remain employees of Amara during the term of the service to the Company; provided, however, that these employees of Amara shall execute and deliver to the Company an Employee Proprietary Information Agreement substantially in the form of Exhibit "A" attached to this Agreement.

5.4 Requests and Timing of Services: The Technical Services described in 5.1, 5.2, and 5.3 above shall be made available as required to accomplish the objectives of the Agreement and shall be performed by Amara 's staff group normally responsible for such services in a reasonably prompt manner subject to the availability of personnel and the level of tasks generally demanded of them. Additional services and personnel may be provided to the Company as an accommodation to the Company by Amara , and at its request subject to all terms and conditions of the Agreement.


6.  CHARGES  FOR  SERVICES

6.1 Services for Internal Development: Services supplied to the Company by Amara under Paragraphs 3, 4, and 5 of this Agreement for the purpose of the internal development of the Company as a business, which is deemed to include the training of Amara technical personnel but to exclude the development of Amara 's new in house technology, shall be charged on a fully-loaded cost basis plus a fifteen percent (15 %) administrative surcharge.

6.2 Fully Loaded Costs: For purposes of 6.1, the term "fully-loaded cost" shall be computed at the same rates and in the same manner as Amara charges or would charge, in accordance with its normal practices and policies as in effect from time to time, its internal divisions and Subsidiaries for like or similar services rendered contemporaneously with services to be rendered to the Company under 3, 4 and 5, together with all out-of-pocket expenses incurred by Amara , including, without limitation, all travel, housing, relocation, and subsistence expenses of Amara 's personnel directly related to the rendering of services to the Company under 3, 4 and 5.

6.3 Services for Client-Billable Work: Services supplied to the Company by Amara , under 3, 4 and 5 of this Agreement for work that is billable by the Company to a client or clients shall be charged on an arms'-length basis or, in the alternative, at the option of the Company, with the concurrence of Amara , on the basis of a pro rata share of the revenues of the respective project, with the pro rata basis calculated by the relative independent contribution of Amara 's employees to the project vis-a-vis employees of the Company, while taking into account fully-loaded costs. Determination of the relative independent contribution of employees of Amara and the Company to a particular project shall be made by the Board of Directors of the Company after consultation with the Chief Executive Officer and Chief Technical Officer of the Company.

6.4 Reimbursement and Record Keeping: For all services supplied to the Company by Amara under 3, 4 and 5 under this Agreement, the Company shall make reimbursement to Amara quarterly within 10 calendar days of receipt of Amara 's invoice. Amara shall keep reasonable records as evidence of the above costs for periods of not less than three (3) years and shall allow the Company to examine such records at any reasonable times.

6.5 Services Rendered by the Company: Any services rendered by the Company to Amara shall be invoiced at to be agreed on consulting rates.


7.  TERM

7.1 Initial Term and Renewal: Unless terminated earlier pursuant to 7.2 below, the Initial Term and Renewals for this Agreement shall be as follows:

(a) Initial Term. The initial term of this Agreement shall be for a period of one year and 6 months or 18 months commencing on April 7, 2003.

(b) Renewal. In the event that at the conclusion of this contract, the parties are satisfied with the respective performance of the other during the initial contract period, then this Agreement shall be renewed for an addition one (1) year term thereafter unless either party which is not then in material default hereunder shall have given the other party written notice of non-renewal at least ninety (90) days prior to the expiration of the then current term.

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

7.2 Termination: This Agreement may be terminated prior to the natural expiration of the term:

(a) For Cause: Either by the Company's Board or by Amara , at any time for cause, provided that, if the cause constitutes a breach or default of this Agreement which is capable of being cured, such breach or default shall not have been cured within thirty (30) days following written notice of such breach or default; or

(b) Without Cause: Upon thirty (30) days prior written Notice to Company authorized by vote of a Majority of Shareholders exclusive of Company's insiders as defined by federal securities laws.

(c) Without Cause: Upon thirty (30) days prior written Notice to Amara only under the condition that Company and AAP do not complete anticipated merger due to factors outside Company control. For example if Company chooses not to follow through with merger this termination Section 7.2 ( c ) may not be used by Company.


In the event that either party shall dispute a termination by the other pursuant to the provisions of this subparagraph 7.2, the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The fee payable to the American arbitration Association to initiate the arbitration shall be remitted by the party initiating the arbitration; the cost of arbitration, including such fee, shall ultimately be borne as determined by the arbitrator under the aforesaid rules.

7.3 Resignation: Amara may resign upon compliance with the following conditions, assuming such compliance has not been hindered or made impossible due to Company or any third party's actions or omissions or other misfeasance:

(a) On or before the resignation Effective Date, or upon such later date that the Company may successfully obtain the services of a substitute managing agent not to exceed one hundred eight (180) days following Effective Date, Amara shall turn over all books and records relating to the management and operation of the Project to the successor managing agent or to such other person or entity as the Board may direct;

(b) In the event that Amara 's resignation shall be authorized as provided hereinabove, the Company shall use its best efforts to obtain the services of a responsible management services company to provide Company with services consistent with industry-recognized standards so that Manager may accomplish the resignation in a timely manner;

(c) Such conditions as may be subsequently negotiated and established by and between Company and Amara pursuant to a properly executed written document intended to govern an event of resignation without cause by Amara .


8.  DUTIES  OF  COMPANY

The Company shall furnish Amara with copies of any and all documents connected with the business which may assist Amara in carrying out its duties hereunder, including, without limitation, all current and historical books and records, product/service marketing and advertising data, operational documents, personnel records, documents generated in litigation, regulatory compliance documents, insurance policies, employment contracts, vendor purchasing agreements, real property leases, personal property leases, invoices, product inventories, the Articles of Incorporation and Bylaws of Company, all corporate resolutions, proxies, any formal notices of defaults, claims, or suits, received by the Company, and any and all written instruments executed by or on behalf of the Company. The Company shall timely disclose and provide Amara with any and all information not known to Amara which may be relevant to Amara 's performance under this Agreement. The Company shall fully cooperate with Amara in connection with Amara 's performance hereunder.


9.  DUTIES  AND  OBLIGATIONS  OF  AMARA

9.1 In General: Amara shall provide or cause to be provided all services and personnel required to administer the affairs of the Company and to manage and operate the business of the Company as contemplated by the Bylaws and all other governing documents, corporate resolutions, and agreements affecting operations, as well as all applicable law, at all times in the manner consistent with the provisions of the Bylaws of the Company and subject to the terms and conditions set forth herein. Amara shall manage and operate the Company in accordance with good practices and character, consistent with the best interests of the Company. Amara shall have all the powers which the Company has, pursuant to the Declaration, to the extent necessary to perform its duties and obligations hereunder. Subject to the provisions of 5.5 and 12 below, Amara may delegate its authority and responsibilities to one or more sub-agents for such periods and upon such terms and Amara deems proper.

9.2 Administrative Services: Not in limitation of the provisions of 8., Amara shall provide the following services of an administrative nature:

(a) Board Of Directors' Meetings. Amara shall provide assistance to the Board, as the Board may from time to time request or direct, with the organizing and coordinating of the meetings of the Board and of the Company, which assistance shall include the preparation and delivery of notices of meetings consistent with the requirements of the Project's Bylaws. Amara shall coordinate the preparation and approval of agendas with the Board and shall be available, as the Board may direct, to assist in the conduct of meetings and/or to oversee the election of Board members. Amara shall circulate minutes of any such meeting, as approved by the Secretary of the Company, within thirty (30) days following such meetings.

(b) Corporate/Operations Books and Records. Amara shall hold or cause to be held, all records of the affairs of the Company, including, but not limited to, minutes of the meetings, correspondence, modification of Bylaws and Rules and Regulations.

(c) Communications: Amara shall initiate, develop, and establish effective communication with Board of Directors, shareholders, creditors, vendors, advisors and other appropriate interested persons or entities by use of newsletters, meetings, telephonic or other forms of effectual communication.

(d) Company Documents: Amara shall, from time to time as necessary or desirable, recommend to the Board that it amend, modify or supplement the Bylaws of Company or other required documents, public filings, governing documents and all contracts to comply with relevant federal, state and local statutes and laws, case precedents, or as needed for implementing operational requirements.

(e) Roster of Shareholders/Warrant holders. Amara shall cause a complete and accurate list of Roster of Shareholders/Warrant holders to be maintained (the "Roster") setting forth the name and the mailing address of each. Amara shall, upon lawfully and duly delivered written request from any Shareholder/Warrant holder, furnish a copy of the Roster to the requesting Shareholder/Warrant holder, provided that Amara may charge a reasonable fee to such Shareholder/Warrant holder for the cost of preparation of the Roster and that such Shareholder/Warrant holder agrees in writing to neither make commercial use of the Roster nor to provide, in whole or in part, the Roster, or copy thereof, to any third party.

(f) Legal Issues: Amara will work, communicate, and assist in any activities of a legal nature that the Company is or may from time to time become involved, and as set forth above obtain and engage all appropriate legal counsel as may be required for the Company. Additionally, Amara will endeavor to remain up to date on emerging or changing legal issues in the business/industry in which the Company operates.

9.3 Fiscal Services: Not in limitation of the provisions of Paragraph 5.1 above, Amara shall, subject to the supervision of the Company and at the sole expense of the Company cause the following services of a fiscal nature to be provided:

(a) Budgets: Amara shall prepare and submit to the Board for approval, which approval shall not be unreasonably withheld, not less than sixty (60) days prior to the end of succeeding Fiscal Year, a budget and management overview meeting the requirements of the operational business plan. Each budget approved by the Board is called the "Budget." Amara shall cause a copy of the Budget to be distributed to all members of the Company's Board of Directors or it's duly constituted financial sub committee, not more than sixty (60) days nor less than forty-five (45) days before the beginning of each Fiscal Year.

(b) Revenue Reserve Program: Amara shall establish and oversee an appropriate revenue reserve program. This would include identification of all foreseeable operational requirements and other related present and future costs and such a program will conform to all relevant state and federal requirements for retention of capital.

(c) Bank Accounts: Amara shall establish all necessary bank and brokerage accounts for the Company consistent with the Bylaws and resolutions of the Company's Board of Directors, and shall marshal collection of all of Company's receivables and revenues, and shall deposit or invest said funds and all other amounts collected by Amara in connection with the performance of its duties hereunder in the accounts designated for such purpose. Amara shall keep accurate books and records reflecting the amount of such accounts, which duty may be delegated to it's retained CPA/Financial advisors.

(d) Disbursements: Amara shall cause disbursement from the operating bank account of the Company any and all accounts required for the payment of all Company's expenses incurred consistent with the applicable Budget and as otherwise permitted by the bylaws, resolutions of the Board of Directors, as required to effectuate the purpose of this agreement, and/or as required or permitted by law. Amara shall also have the right and entitlement to disburse to itself all monies due from Company under this Agreement should the Company fail or refuse to pay such to Amara on a timely basis as defined herein.

(e) Financial Statements and Audits. Amara shall cause any and all audits to be conducted as required by law, or by board of directors resolution(s) or under the terms of this agreement. Amara shall cause all financial statements required by law, private agreement, or otherwise to be prepared and copies thereof distributed to all required or requested interested parties in the manner and at the time provided for by law, private agreement, or otherwise, which duty may be delegated to it's retained CPA/Financial advisors.

(f) Books and Records. Amara shall cause to be kept and maintained full and adequate books and records reflecting the results of operation of the Company in accordance with generally accepted accounting principles. The books and accounts and other records relating to the operation of the Company shall be available to the directors, and shareholders and investors/lenders as required by law or private agreement and its representatives at all reasonable times for examination, inspection and transcription, or , at the Company's expense , distribution to all members as may be directed by the Board.

(g) Expense Control. Amara shall, in it's own discretion, implement and oversee an operating expense control system to reduce unnecessary expenses and initiate cost cutting measures to maximize the Company's fiscal efficiency, and increase it's inherent equity value.

9.4 Physical Services. Not in limitation of the provisions of Paragraph 9.1 above, Amara shall provide the following services of a physical nature at the sole expense of the Company unless otherwise noted:

(a) Emergency Procedures. Amara shall oversee establishment and implementation of emergency and disaster procedures to enhance operational safety and reduce potential Company liability.

(b) Inspections. Amara shall make timely inspections of the Company's real property holdings, leased real property, product inventory, and other personal property and render reports and make recommendations concerning the afore-described Property to the Board for its repair, restoration, and maintenance.

(c) Insurance. Amara shall, on behalf of Company, and at Company's expense, obtain and keep in force all insurance required by the provisions of the Declaration. Amara shall administer all such insurance and claims under such insurance policies or bonds.

(d) Personnel Services. Amara is authorized to hire, pay, supervise and discharge, or cause to be hired, paid, supervised and discharged, all employees and independent contractors that may be required for the proper maintenance and operation of the Project and the Company. Such services may be performed by in-house personnel, rather than on a contracted basis. Compensation, payroll taxes and employees' benefits of such employees shall be the responsibility of the Company. Amara shall also conduct ongoing staff training, conduct reviews and evaluation of management level personnel, maintaining moral and consistency throughout the Project.

10.  COMPENSATION:

10.1 Monthly Retainer Fee: As consideration for Amara 's services, the Company shall pay Amara a non-refundable monthly retainer of $10,000.00 for each of the first 3 months of the engagement, $15,000 per month for months 4, 5 and 6 of the engagement and $10,000 per month for months 7-18 of the engagement, commencing upon signing of this agreement and thereafter on the first day of each successive month, to be credited against any future transaction fee, as defined below. In addition, as an incentive to enter into the relationship, Amara shall receive Company common stock equal to 00% of the Company.

10.2 Financing Fee: Upon the completion of any Financing Amara introduces, finds, or facilitates to the Company, the Company agrees to pay Amara a cash fee totaling ten per cent (10%) of the gross proceeds of the Financing, subject to a minimum of $200,000 (the "Financing Fee"). Amara shall have the option of receiving up to 25% of the total Financing Fee in warrants to acquire Company stock to be issued in the Financing, such that the "in-the-money" value of each warrant (defined as the difference between the strike price and the price per share of the Financing) times the number of warrants totals the value equal to the percent of the Financing Fee Amara opts to receive as warrants. The strike price for warrants received in lieu of cash Financing Fee shall equal one cent ($0.01) per share. The warrants shall include mutually acceptable provisions customary in private equity transactions and shall expire on the fifth anniversary of their issuance. Additionally, Amara shall receive warrants to purchase 10% of the number of shares sold by the Company in the financing (for example if 2,000,000 shares of common stock are sold by the Company in the Financing, Amara shall receive warrants to purchase 200,000 shares of common stock).

10.3 Merger/Sale: During the course of Amara 's service there may also be potential merger or sale transactions to be evaluated that involve the Company or any of its subsidiaries or business units (each of the foregoing being hereinafter referred to as a "Sale Transaction"). The Company and Amara agree that, in the event the Company determines to proceed with a Sale Transaction of this sort during the term of this engagement, then Amara shall serve as the Company's financial advisor in connection with the Sale Transaction. As consideration for Amara 's services, upon the completion of the Sale Transaction, the Company shall pay Amara a fee (the "Sale Transaction Fee") of 5.0% of total Transaction Value (defined below), subject to a minimum of $500,000.

10.4 Restructure/Reorganization: A fee of 20% of the incremental cash flow created through Amara's initiatives and/or 10% of value create-[e.g. % of profits pre-tax for x number of years or cash out our option for market value of cash flow model determined by the following formula, (i.e. 5 x annual pre tax profit), and payable in cash]

10.5 Acquisitions: During the course of Amara 's service there may also be potential acquisitions to be evaluated (each, an Acquisition) . If the Company determines to proceed with an Acquisition, then Amara shall serve as the Company's financial advisor in connection with the Acquisition. As consideration for Amara 's services, upon completion of the Acquisition, the Company shall pay Amara a fee (the "Acquisition Fee") of 5% of the Transaction Value of the Acquisition. Transaction Value shall have the same definition as in 10.7, but for the purposes of evaluating Acquisition Transaction Value any reference to the Company shall refer instead to the acquired company or assets.

10.6 Revenue Contracts, Strategic Marketing/Partnering Agreements and Business Development Alliances: During the course of the Amara 's service there may also be potential strategic partnerships, key revenue contracts ("Strategic Revenue Relationships") that Amara may introduce and evaluate. If the Company determines to proceed with a Strategic Revenue Relationship, then Amara shall receive 10% of the revenue from these agreements payable in cash on a quarterly basis, 30 days after the end of each quarter.

10.7 Transaction Value Defined: For purposes of this agreement, the term "Transaction Value" means (i) the total amount of cash paid, directly or indirectly, for the assets, business or capital stock of the Company; (ii) the fair market value of any assets, securities or other property or rights transferred, directly or indirectly, in payment for the assets, business or stock of the Company (including, without limitation, payments to be made under non-competition or similar arrangements - other than payments to be made under bona fide employment or consulting arrangements- and any deferred or contingent payments, when, as and if such payments are received by the Company or its stockholders), except that debt instruments will be valued at the face amount thereof as of such date; (iii) the principal amount of any indebtedness for borrowed money appearing on the most recent balance sheet of the Company prior to the consummation of the Transaction assumed directly or indirectly by any acquiring entity or remaining outstanding immediately after closing; and (iv) the aggregate amount of any dividends or other distributions declared by the Company with respect to its stock after the date hereof, other than normal recurring cash dividends in amounts not materially greater than currently paid or distributions of amounts included in Transaction Value pursuant to clauses (i), (ii) or
     (iii). If any shareholder directly or indirectly retains an ownership interest in Company or directly or indirectly acquires an ownership interest in the corporation or other entity surviving or resulting from the Transaction, the Transaction Value shall be calculated by assuming that such shareholder had sold its entire ownership interest in the Company and received in exchange therefore an amount per share equal to that received by the Company or the other shareholders of the Company, as of the date of the closing of the Sale Transaction. The fair market value of any assets, securities, property or rights (other than as provided above) will be mutually agreed by Amara and the Company. If the parties cannot agree upon the fair market value of such assets, securities, property or rights, they will choose a qualified appraiser of national standing to conclusively determine, at the Company's expense, such fair market value. Upon request, the Company will make available to Amara any information available to it for purposes of calculating the amount of any component of the Transaction Value.

10.8 Payment Of Sale Transaction Fee: The Sale Transaction Fee will become payable by the Company upon consummation of (a) any merger, consolidation, reorganization, recapitalization or other transaction or series of related transactions pursuant to which the Company is acquired by or combined with another person or entity in which more than fifty percent (50%) of the shares of the Company after such merger or consolidation are owned by persons other than the persons who were the stockholders of the Company prior to such a merger or consolidation or (b) the acquisition, directly or indirectly, by another person or entity, in a single transaction or series of related transactions, of (i) all or a substantial portion of the assets or business of Company or (ii) securities representing 50% or more of the total voting power of the Company in the election of directors, each a Sale Transaction.

10.9 Costs: The Company agrees to reimburse Amara for all reasonable out-of-pocket costs and expenses including but not limited to costs referred to herein below at 10.10- 10.12, inclusive, incurred in connection with the performance of its duties under this agreement upon presentation of supporting documentation, including but not limited to, reasonable fees and expenses of legal counsel retained by it. Amara will submit out-of-pocket expenses to Company for prompt reimbursement on a monthly basis.

10.10 Discounts:. Due to Amara 's substantial purchasing power, it may enter into master agreements with vendors of goods and services. These arrangements may provide for preferred or discounted pricing and financial incentives paid to Amara for contract revenues generated to such vendors of goods and services. Such incentives do not increase the charges traditionally billed for such services by said vendors. All such discounts, rebates or commissions shall inure to the benefit of the Company. Company agrees that it will not seek to circumvent such arrangements by attempting to deal directly with such vendors without Amara 's written consent obtained in advance, but should Company violate this provision, then Amara shall be entitled, in addition to all other damages and remedies, to obtain all such consideration from Company as a reimbursable cost of Amara .

10.11 Employees: Each and every person performing services in connection with the Agreement (the "Management Employee") shall be the employee of Amara and not of the Company. Except as otherwise stated herein, the salary and other related expenses, including, without limitation, payroll taxes and the cost of employee benefits, or other compensation for any Management Employee allocable to the Company, shall be a cost to the Company.

10.12 Advisors/Consultants: Except as otherwise stated herein, the fees and other related billed expenses, or other compensation for any Amara retained independent contractor allocable to the Company, shall be a cost to the Company.


10.13  Fee  Payment  Rights:

11.  EVENTS  OF  DEFAULT

The  Company  shall  be  in  default  for:

*  Failure  to  pay  fees  as  agreed  upon
*  Failure  to  reimburse  expenses
*  A  voluntary  or  involuntary  bankruptcy  filing
*  Commission  of  illegal  acts
* Failure to follow direction or any terms of this agreement

12.  REMEDIES  ON  DEFAULT

Remedies  shall  include  but  not  be  limited  to:

*  Pursuit  of  all  appropriate  legal  remedies
*  Payment  of  all  back  fees  plus  interest  at  the  rate  of  10%
   per  annum  until  repaid
* Paying for all legal and third party expenses that Amara may incur as a result of protecting its rights and seeking compensation as permitted under this agreement and by law
*  Removal  of  Company  personnel  as  required

13  NOTICES

Any notice, request, demand, instruction or other document to be given hereunder to any party shall be in writing and shall either be personally delivered to the person at the appropriate address set forth below (in which event such notice shall be deemed effective only upon such delivery) or delivered by mail, sent by registered or certified mail, return receipt requested, as follows:


If  to  the  Company:








If  to  Amara  :  The  Amara  Group, Inc.

________________________

________________________

________________________

Notices so mailed shall be deemed to have been given 48 hours after the deposit of same in any United States mail post office box in the state to which the notice is addressed or 72 hours after deposit in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice is received, the last address and addressee stated by written notice, or as provided herein if no written notice of change has been set or received, shall be deemed to continue in effect for all purposes hereunder.

14.  WAIVER

The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of such provision or any other provisions hereof.

15.  MERGER

All understandings and agreements heretofore had between the parties respecting the employment contemplated by this Agreement are merged by this Agreement which fully and completely expresses the agreement of the parties. There are no agreements except as specifically set forth in this Agreement and Attachments or to be set forth in the instruments or other documents delivered or to be delivered hereunder.

16.  AMENDMENTS

No change in or addition to, or waiver or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of each of the parties hereto.

17.  PARAGRAPH  HEADINGS

The paragraph headings herein contained are for the purposes of identification only and shall not be considered in construing this Agreement.

18.  SUCCESSORS  AND  ASSIGNS

All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and each of their respective successors and assigns. In no event shall the obligations or duties of Amara be assigned without the prior written consent of the Company.

19.  ATTORNEYS'  FEES

In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach thereof results in arbitration or litigation, the prevailing party in such proceedings shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs.

20.  SEVERABILITY

Every provision of this Agreement is intended to be several. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality shall not affect the validity of the remainder of the within Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Company  :  Amara  :



Amara  Group  ,  Inc.,  a  California  Corporation


By:  By:

Gary  Saunders  David  Walters


Its:  Its:
________________________

By:

David
Hirschhorn

Its:
________________________

--------------------------------------------------------------------------------

                                  Exhibit 102

--------------------------------------------------------------------------------

Exhibit  102

Headline:  eKnowledge  Group,  Inc.  Enters  into  Management  Services
Agreement  with  The  Amara  Group,  Inc.

Corona, CA: April 29, 2003. eKnowledge Group ("EKWL") has entered into an extensive management advisory services agreement with The Amara Group, Inc. Under the terms of the agreement Amara shall oversee and advise on the restructuring and recapitalization of the company including integration of the merger with American Affinity Partners, Inc. (AAP). Amara shall have full operating control of eKnowledge during the term of the agreement.

As part of Amara's engagement, Amara is expected to secure a new auditor for eKnowledge and complete all necessary SEC filings as appropriate, subject to the cooperation of existing eKnowledge executives, accounting advisors and exiting auditing firm.

Additionally, eKnowledge and American Affinity Partners, Inc. have modified the terms of their proposed merger. Under the revised terms, Eknowledge shall sell-off in a management led buyout certain non-core assets of eKnowledge and assume certain related liabilities.

Gary Saunders, CEO of eKnowledge commented "In an effort to increase the pace of integration of the businesses, focus on the new business model and move the restructuring of our balance sheet forward in an expeditious manner, we believe retaining Amara shall greatly enhance our internal efforts. Additionally, Amara is familiar with American Affinity Partners' businesses and thus can positively impact their integration with our Prevention Point relationship". Mr. Saunders added, "Amara and its partners have extensive experience in creating value for micro cap companies and we hope and believe their expertise shall be very helpful in this transition. As our senior secured debt holder, their continual attention to this transaction is much appreciated."

"We are happy that eKnowledge has chosen to work with us on an expedited basis to facilitate the closing of the merger, clean-up of the capital structure, and integration of the combining businesses" added David Walters, Managing Director of The Amara Group.

About  eKnowledge:

eKnowledge recently announced an impending merger with American Affinity Partners, Inc. and a related working capital line with The Amara Group, Inc.

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eKnowledge  is  an  e-Learning  Company  utilizing  interactive video and active learning to meet knowledge objectives. Through its products, eKnowledge provides training to over 500 local government cities, counties, agencies, districts, and risk pools via a Public Sector e-Learning Coalition. Through its services, eKnowledge customizes other organizations' training, education, marketing, and other programs for delivery over the Internet or upon CD-ROM.
Contact  person:  Gary  Saunders  (909)  372-2800

About  AAP:

AAP is a provider of software solutions and services to human resource departments in various vertical markets servicing such industries as auto, diesel repair, aircraft repair and maintenance and related industries. AAP has a suite of solutions and proprietary delivery mechanisms for its benefit programs including products specifically tailored for the PEO industry. For more information please visit us at www.americanaffinitypartners.com http://www.americanaffinitypartners.com/ .
Contact  person:  Carrie  Style  (949)  588-8120

About  Amara:

The Amara Group, Inc. is a Southern California based merchant banking firm. As a "transition investor", Amara focuses on companies and investors that are experiencing challenges in the micro and small cap market space, generally companies with under a $500 million market capitalization. Amara can deliver capital and advice to help companies create and execute appropriate "capital market strategies" to enhance and create stakeholder value and liquidity. Additionally, Amara is a sponsor of the "Value Under the Radar" series of conferences focused on "Orphan Public Companies" with market capitalization's under $500 million.

More information about Amara can be found at www.amaragroup.com http://www.amaragroup.com. Amara can be contacted at: (949) 206-0017 David Walters, Managing Director and David Hirschhorn, Managing Director. Fax: (949) 206-0315.

Safe  Harbour:

The Private Securities Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Press Release (as well as information included in oral statements or other written statements made or to be made) contains statements that are forward-looking, such as those relating to consummation of transactions, anticipated future revenues and/or success of current product offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements.


SOURCE  eKnowledge  Group,  Inc.

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